Exhibit 99.2

SUPPLEMENTAL DISCLOSURE
PACKAGE

June 30, 2025

Urban Edge Properties
12 East 49th Street, New York, NY 10017
NY Office: 212-956-0082
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
June 30, 2025
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Second Quarter 2025 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	13

Consolidated Financial Statements
Consolidated Balance Sheets	14
Consolidated Statements of Income	15

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	16
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	17
Funds from Operations	18
Market Capitalization, Debt Ratios and Liquidity	19
Additional Disclosures	20

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	21
Leasing Activity	22
Leases Executed but Not Yet Rent Commenced	23
Retail Portfolio Lease Expiration Schedules	24

Property Data
Property Status Report	26
Property Acquisitions and Dispositions	29
Development, Redevelopment and Anchor Repositioning Projects	30

Debt Schedules
Debt Summary	32
Mortgage Debt Summary	33
Debt Maturity Schedule	34

Urban Edge Properties		For additional information:
12 East 49th Street		Mark Langer, EVP and
New York, NY 10017		Chief Financial Officer
212-956-0082

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Second Quarter 2025 Results
-- Raises Outlook for Full-Year 2025 FFO as Adjusted --

NEW YORK, NY, July 30, 2025 - Urban Edge Properties (NYSE: UE) (the "Company") today announced its results for the quarter ended June 30, 2025 and updated its outlook for full-year 2025.
"Urban Edge again delivered a strong operating performance this quarter as we continued to execute on our strategy, with FFO as Adjusted reaching $0.36 per share, a quarterly record, and same-property NOI including redevelopment growing more than 7%,” said Jeff Olson, Chairman and CEO. “Through the first half of the year, we have generated FFO as Adjusted of $0.71 per share, an increase of 8% over the prior-year period, while shop occupancy climbed to a new record level of 92.5%. At the same time, we continued to advance our capital recycling program, closing on the sale of two non-core properties for $41 million in June. Year-to-date, we have sold $66 million of assets at a weighted average capitalization rate of 4.9%, as we focus on higher-growth opportunities."
"Based on our strong results in the first half of the year and our expectations moving forward, we are raising full-year guidance for FFO as Adjusted by $0.025 per share at the midpoint to a new range of $1.40 to $1.44 per share,” Mr. Olson concluded.

Financial Results(1)(2)

(in thousands, except per share amounts)	2Q25	2Q24	YTD 2025	YTD 2024
Net income attributable to common shareholders	$57,978	$30,759	$66,176	$33,362
Net income per diluted share	0.46	0.26	0.53	0.28
Funds from Operations ("FFO")	43,779	58,397	89,237	97,447
FFO per diluted share	0.34	0.47	0.68	0.79
FFO as Adjusted	47,252	40,156	93,173	80,974
FFO as Adjusted per diluted share	0.36	0.32	0.71	0.66
Increases in net income for the three and six months ended June 30, 2025 were primarily driven by a $49.5 million, or $0.39 per diluted share, gain on sale of real estate related to three non-core dispositions during the second quarter. FFO for the three and six months ended June 30, 2025 decreased as compared to the prior year reflecting a $21.7 million, or $0.18 per diluted share, gain in the year-ago period related to the extinguishment of debt. The increases in FFO as Adjusted for the three and six months ended June 30, 2025 were driven by rent commencements on new leases from our signed but not open pipeline, higher net recovery revenue, and growth from acquisitions completed in 2024.

Same-Property Operating Results Compared to the Prior Year Period(3)

	2Q25	YTD 2025
Same-property Net Operating Income ("NOI") growth	5.7%	4.7%
Same-property NOI growth, including properties in redevelopment	7.4%	5.6%
Increases in same-property NOI metrics for the three and six months ended June 30, 2025 were driven by rent commencements on new leases from our signed but not open pipeline and higher net recovery revenue.

Operating Results(1)
•Consolidated portfolio leased occupancy increased to 96.5%, up 10 basis points compared to June 30, 2024 and March 31, 2025.
•Shop leased occupancy reached 92.5%, an increase of 270 basis points compared to June 30, 2024, and 10 basis points compared to March 31, 2025.
•Same-property portfolio leased occupancy was 96.7%, a decrease of 30 basis points compared to June 30, 2024 and an increase of 10 basis points compared to March 31, 2025.
•The Company executed 42 new leases, renewals and options totaling 482,000 sf during the quarter. New leases totaled 88,000 sf, of which 56,000 sf was on a same-space basis and generated an average cash spread of 18.8%. New leases, renewals and options totaled 450,000 sf on a same-space basis and generated an average cash spread of 12.9%.
•As of June 30, 2025, signed leases that have not yet rent commenced are expected to generate an additional $23.8 million of future annual gross rent, representing approximately 8% of current annualized NOI. Approximately $1.7 million of this amount is expected to be recognized in the remainder of 2025.

Disposition Activity
During the quarter, the Company closed on the following transactions:
•In April, the Company completed the sale of a portion of its Bergen Town Center East property, located in Paramus, NJ, for a price of $25 million at a capitalization rate of 4.0%.
•In June, the Company closed on the sales of two high-value, lower growth properties, Kennedy Commons and MacDade Commons, for an aggregate price of $41.2 million at a weighted average capitalization rate of approximately 5.4%.

Financing Activity
During the quarter, the Company paid off the mortgage loan secured by the Plaza at Woodbridge which had an outstanding balance of $50.2 million with an effective interest rate of 6.4%, due to mature in June 2027.
As of June 30, 2025, the Company has limited debt maturities coming due through 2026 including one $23.5 million mortgage maturing in December 2025 and $114.8 million of mortgages maturing in December 2026, collectively aggregating $138.3 million, which represents approximately 9% of outstanding debt.

Leasing, Development and Redevelopment
During the quarter, the Company executed 88,000 sf of new leases including two leases with Boot Barn and leases with La-Z-Boy, Fidelity, Tommy's Tavern + Tap, and several high-quality quick-service restaurants.
The Company activated two redevelopment projects totaling $11.1 million and stabilized five redevelopment projects including Burlington at The Outlets at Montehiedra, Cava, First Watch and Mattress Firm at Marlton Commons, and Shake Shack and First Watch at Brick Commons. The five projects that were stabilized had estimated aggregate costs of $23.1 million and are expected to generate a 10% yield.
As of June 30, 2025, the Company has $141.8 million of active redevelopment projects underway, with estimated remaining costs to complete of $76.6 million. The active redevelopment projects are expected to generate an approximate 15% yield.

Balance Sheet and Liquidity(1)(4)(5)
Balance sheet highlights as of June 30, 2025 include:
•Total liquidity of approximately $796 million, consisting of $118 million of cash on hand and $678 million available under the Company's $800 million revolving credit agreement, including undrawn letters of credit.
•Mortgages payable of $1.53 billion, with a weighted average term to maturity of 4.3 years, all of which is fixed rate or hedged.
•$90 million drawn on our $800 million revolving credit agreement that matures on February 9, 2027, with two six-month extension options.
•Total market capitalization of approximately $4.09 billion, comprised of 132.4 million fully-diluted common shares valued at $2.47 billion and $1.62 billion of debt.
•Net debt to total market capitalization of 37%.

2025 Outlook
Based on the strong results achieved year-to-date and our expectations moving forward, the Company has updated its 2025 full-year guidance range for net income, FFO and FFO as Adjusted, estimating net income of $0.70 to $0.74 per diluted share, FFO of $1.37 to $1.41 per diluted share and FFO as Adjusted of $1.40 to $1.44 per diluted share. A reconciliation of the range of estimated earnings, FFO and FFO as Adjusted, as well as the assumptions used in our guidance can be found on page 4 of this release.

Earnings Conference Call Information
The Company will host an earnings conference call and audio webcast on July 30, 2025 at 8:30am ET. All interested parties can access the earnings call by dialing 1-877-407-9716 (Toll Free) or 1-201-493-6779 (Toll/International) using conference ID 13754124. The call will also be webcast and available in listen-only mode on the investors page of our website: www.uedge.com. A replay will be available at the webcast link on the investors page for one year following the conclusion of the call. A telephonic replay of the call will also be available starting July 30, 2025 at 11:30am ET through August 13, 2025 at 11:59pm ET by dialing 1-844-512-2921 (Toll Free) or 1-412-317-6671 (Toll/International) using conference ID 13754124.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional details. Reported consolidated occupancy excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 89.9% at June 30, 2025.
(2) Refer to page 8 for a reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2025.
(3) Refer to page 9 for a reconciliation of net income to NOI and Same-Property NOI for the three and six months ended June 30, 2025.
(4) Net debt as of June 30, 2025 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $118 million.
(5) Refer to page 19 for the calculation of market capitalization as of June 30, 2025.

2025 Earnings Guidance
The Company has updated its 2025 full-year guidance range for net income, FFO and FFO as Adjusted based on strong results year-to-date, estimating net income of $0.70 to $0.74 per diluted share, FFO of $1.37 to $1.41 per diluted share and FFO as Adjusted of $1.40 to $1.44 per diluted share. Below is a summary of the Company's 2025 outlook, assumptions used in its forecasting, and a reconciliation of the range of estimated earnings, FFO, and FFO as Adjusted per diluted share.

	Previous Guidance	Revised Guidance
Net income per diluted share	$0.40 - $0.45	$0.70 - $0.74
Net income attributable to common shareholders per diluted share	$0.39 - $0.44	$0.67 - $0.71
FFO per diluted share	$1.36 - $1.41	$1.37 - $1.41
FFO as Adjusted per diluted share	$1.37 - $1.42	$1.40 - $1.44
The Company's 2025 full-year FFO outlook is based on the following assumptions:
•Same-property NOI growth, including properties in redevelopment, of 4.25% to 5.0%, reflecting an increase from our previous assumption of 3.0% to 4.0%.
•Dispositions of $66 million, reflecting activity completed year-to-date.
•Recurring G&A expenses ranging from $34.5 million to $35.5 million, reflecting a decrease from our previous assumption of $35 million to $36.5 million.
•Interest and debt expense ranging from $78.5 million to $80.5 million.
•Excludes items that impact FFO comparability, including gains and/or losses on extinguishment of debt, transaction, severance, litigation, and other one-time items outside of the ordinary course of business.

	Guidance 2025E		Per Diluted Share(1)
(in thousands, except per share amounts)	Low	High	Low	High
Net income	$91,200	$96,700	$0.70	$0.74
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(4,900)	(5,200)	(0.04)	(0.04)
Consolidated subsidiaries	1,000	1,000	0.01	0.01
Net income attributable to common shareholders	87,300	92,500	0.67	0.71
Adjustments:
Rental property depreciation and amortization	135,600	135,600	1.04	1.04
Gain on sale of real estate	(49,500)	(49,500)	(0.38)	(0.38)
Limited partnership interests in operating partnership	4,900	5,200	0.04	0.04
FFO Applicable to diluted common shareholders	178,300	183,800	1.37	1.41
Adjustments to FFO:
Transaction, severance, litigation and other expenses	4,500	4,500	0.03	0.03
Non-cash adjustments	100	100	—	—
Gain on extinguishment of debt	(300)	(300)	—	—
FFO as Adjusted applicable to diluted common shareholders	$182,600	$188,100	$1.40	$1.44
(1) Amounts may not foot due to rounding.

The following table is a reconciliation bridging our 2024 FFO per diluted share to the Company's estimated 2025 FFO per diluted share:

	Per Diluted Share(1)
	Low	High
2024 FFO applicable to diluted common shareholders	$1.48	$1.48
2024 Items impacting FFO comparability(2)	(0.14)	(0.14)
2025 Items impacting FFO comparability(2)	(0.03)	(0.03)
Same-property NOI growth, including redevelopment	0.08	0.09
Acquisitions net of dispositions NOI growth	0.01	0.01
Interest and debt expense	(0.01)	—
Recurring general and administrative	—	0.01
Straight-line rent and non-cash items	(0.01)	—
Lease termination and other income	(0.01)	(0.01)
2025 FFO applicable to diluted common shareholders	$1.37	$1.41
(1) Amounts may not foot due to rounding.
(2) Includes adjustments to FFO for fiscal year 2024 and expected adjustments for fiscal year 2025 which impact comparability. See "Reconciliation of net income to FFO and FFO as Adjusted" on page 8 for actual adjustments year-to-date and our fourth quarter 2024 Supplemental Disclosure Package for 2024 adjustments.

The Company is providing a projection of anticipated net income solely to satisfy the disclosure requirements of the Securities and Exchange Commission ("SEC"). The Company's projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2025 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Forward-Looking Statements” disclosures on page 11 of this document and “Risk Factors” disclosed in the Company's annual and quarterly reports filed with the SEC for more information.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other real estate investment trusts ("REITs") or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular REITs. FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business, earnings from consolidated partially owned entities and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level and through the Company's captive insurance program, adjusted for non-cash rental income and expense, impairments on depreciable real estate or land, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total property revenue, which the Company believes is useful to investors for similar reasons.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 64 and 63 properties for the three and six months ended June 30, 2025 and 2024, respectively. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired, sold, or that are in the foreclosure process during the periods being compared, and results of our captive insurance program. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition, disposition, or foreclosure of properties and results of our captive insurance program during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-

property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release.
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of June 30, 2025, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics
The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics used by the Company are useful to investors in facilitating an understanding of the operational performance for our properties.
Recovery ratios represent the percentage of operating expenses recuperated through tenant reimbursements. This metric is presented on a same-property and same-property including redevelopment basis and is calculated by dividing tenant expense reimbursements (adjusted to exclude any ancillary income) by the sum of real estate taxes and property operating expenses.
Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio leased occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 64 and 63 properties for the three and six months ended June 30, 2025 and 2024, respectively. Occupancy metrics presented for the Company's same-property portfolio exclude properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold, and properties that are in the foreclosure process during the periods being compared.
Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.
The Company occasionally provides disclosures by tenant categories which include anchors, shops and industrial/self-storage. Anchors and shops are further broken down by local, regional and national tenants. We define anchor tenants as those who have a leased area of >10,000 sf. Local tenants are defined as those with less than five locations. Regional tenants are those with five or more locations in a single region. National tenants are defined as those with five or more locations and operate in two or more regions.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the three and six months ended June 30, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of FFO and FFO as Adjusted.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Net income	$60,793	$32,024	$69,175	$34,469
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	243	474	491	750
Operating partnership	(3,058)	(1,739)	(3,490)	(1,857)
Net income attributable to common shareholders	57,978	30,759	66,176	33,362
Adjustments:
Rental property depreciation and amortization	32,205	39,346	69,033	77,577
Limited partnership interests in operating partnership	3,058	1,739	3,490	1,857
Gain on sale of real estate	(49,462)	(13,447)	(49,462)	(15,349)
FFO Applicable to diluted common shareholders	43,779	58,397	89,237	97,447
FFO per diluted common share(1)	0.34	0.47	0.68	0.79
Adjustments to FFO:
Transaction, severance and litigation expenses(2)	3,151	272	4,175	381
Loss (gain) on extinguishment of debt	175	(21,699)	(323)	(21,427)
Non-cash adjustments(3)	155	1,731	92	2,307
Impact of property in foreclosure	—	1,455	—	2,276
Tenant bankruptcy settlement income	(8)	—	(8)	(10)
FFO as Adjusted applicable to diluted common shareholders	$47,252	$40,156	$93,173	$80,974
FFO as Adjusted per diluted common share(1)	$0.36	$0.32	$0.71	$0.66

Weighted Average diluted common shares(1)	130,623	123,885	130,476	123,218
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the three and six months ended June 30, 2025 and 2024, respectively, are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Includes $2.0 million of severance expense and $1.1 million of transaction costs for the three months ended June 30, 2025. Includes $2.9 million of severance expense and $1.3 million of transaction costs for the six months ended June 30, 2025.
(3) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the three and six months ended June 30, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of NOI and same-property NOI.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income	$60,793	$32,024	$69,175	$34,469
Depreciation and amortization	32,602	39,679	69,797	78,253
Interest and debt expense	19,537	21,896	39,292	42,473
General and administrative expense	11,717	9,368	21,248	18,414
Loss (gain) on extinguishment of debt	175	(21,699)	(323)	(21,427)
Other expense	455	22	922	247
Income tax expense	643	539	1,262	1,204
Gain on sale of real estate	(49,462)	(13,447)	(49,462)	(15,349)
Interest income	(667)	(661)	(1,274)	(1,349)
Non-cash revenue and expenses	(2,762)	(1,019)	(6,034)	(3,541)
NOI	73,031	66,702	144,603	133,394
Adjustments:
Sunrise Mall net operating loss	340	472	635	994
Tenant bankruptcy settlement income and lease termination income	(8)	—	(69)	(47)
Non-same property NOI and other(1)	(12,092)	(9,233)	(25,118)	(19,673)
Same-property NOI	$61,271	$57,941	$120,051	$114,668
NOI related to properties being redeveloped	6,578	5,248	12,727	11,061
Same-property NOI including properties in redevelopment	$67,849	$63,189	$132,778	$125,729
(1) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired, disposed, or that are in the foreclosure process during the periods being compared, and results of the Company's captive insurance program.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the three and six months ended June 30, 2025 and 2024. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 6 for a description of EBITDAre and Adjusted EBITDAre.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income	$60,793	$32,024	$69,175	$34,469
Depreciation and amortization	32,602	39,679	69,797	78,253
Interest and debt expense	19,537	21,896	39,292	42,473
Income tax expense	643	539	1,262	1,204
Gain on sale of real estate	(49,462)	(13,447)	(49,462)	(15,349)
EBITDAre	64,113	80,691	130,064	141,050
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses(1)	3,151	272	4,175	381
Loss (gain) on extinguishment of debt	175	(21,699)	(323)	(21,427)
Non-cash adjustments(2)	155	2,056	92	2,754
Impact of property in foreclosure	—	64	—	(561)
Tenant bankruptcy settlement income	(8)	—	(8)	(10)
Adjusted EBITDAre	$67,586	$61,384	$134,000	$122,187
(1) Includes $2.0 million of severance expense and $1.1 million of transaction costs for the three months ended June 30, 2025. Includes $2.9 million of severance expense and $1.3 million of transaction costs for the six months ended June 30, 2025.
(2) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports.
The Company uses, and intends to continue to use, the “Investors” page of its website, which can be found at www.uedge.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the “Investors” page, in addition to following the Company's press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on owning, managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the Washington, D.C. to Boston corridor. Urban Edge owns 72 properties totaling 17.1 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained herein constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition, business and targeted occupancy may differ materially from those expressed in these forward-looking statements. You can identify many of these statements by words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this press release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) macroeconomic conditions, including geopolitical conditions and instability, and international trade disputes, including any related tariffs, which may lead to rising inflation, adverse impacts to supply chain, and disruption of, or lack of access to, the capital markets as well as potential volatility in the Company’s share price; (ii) the economic, political and social impact of, and uncertainty relating to, epidemics and pandemics; (iii) the loss or bankruptcy of major tenants; (iv) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration and the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant; (v) the impact of e-commerce on our tenants’ business; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates, rising inflation, and other factors; (ix) the Company’s ability to pay down, refinance, hedge, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; (xv) the loss of key executives; and (xvi) the accuracy of methodologies and estimates regarding our environmental, social and governance (collectively, our Corporate Responsibility or “CR”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting CR metrics and meeting CR goals and targets, and the impact of governmental regulation on our CR efforts. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the year ended December 31, 2024.
We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements included in this press release. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this press release.

URBAN EDGE PROPERTIES
ADDITIONAL INFORMATION
As of June 30, 2025

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 6 and 11 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the three and six months ended June 30, 2025 (unaudited)
(in thousands, except per share, sf, rent psf and financial ratio data)

Three Months Ended	Six Months Ended
Summary Financial Results	June 30, 2025	June 30, 2025
Total revenue	$114,084	$232,249
General & administrative expenses (G&A)	$11,717	$21,248
Recurring G&A(1)	$8,566	$17,073
Net income attributable to common shareholders	$57,978	$66,176
Earnings per diluted share	$0.46	$0.53
Adjusted EBITDAre(2)	$67,586	$134,000
Funds from operations (FFO)	$43,779	$89,237
FFO per diluted common share	$0.34	$0.68
FFO as Adjusted	$47,252	$93,173
FFO as Adjusted per diluted common share	$0.36	$0.71
Total dividends paid per share	$0.19	$0.38
Stock closing price low-high range (NYSE)	$16.30 to $19.42	$16.30 to $21.61
Weighted average diluted shares used in EPS computations(3)	125,766	125,780
Weighted average diluted common shares used in FFO computations(3)	130,623	130,476

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	72 / 71
Gross leasable area (GLA) sf - retail portfolio(4)(5)	15,809,000
Weighted average annual rent psf - retail portfolio(4)(5)	$21.16
Consolidated portfolio leased occupancy at end of period(6)	96.5%
Consolidated retail portfolio leased occupancy at end of period(5)	96.5%
Same-property portfolio leased occupancy at end of period(7)	96.7%
Same-property physical occupancy at end of period(7)(8)	94.7%
Same-property NOI growth(7)	5.7%	4.7%
Same-property NOI growth, including redevelopment properties	7.4%	5.6%
NOI margin(9)	66.3%	64.6%
Same-property expense recovery ratio(10)	89.6%	88.1%
Same-property, including redevelopment, expense recovery ratio(10)	87.4%	86.3%
New, renewal and option rent spread - cash basis(11)	12.9%	11.6%
New, renewal and option rent spread - GAAP basis(11)	17.5%	15.0%
Net debt to total market capitalization(12)	36.7%	36.7%
Net debt to Adjusted EBITDAre(12)	5.5	x	5.6	x
Adjusted EBITDAre to interest expense(2)	3.7	x	3.6	x
Adjusted EBITDAre to fixed charges(2)	3.0	x	3.0	x
(1) Recurring G&A excludes $2.0 million of severance expense and $1.1 million of transaction costs for the three months ended June 30, 2025 and $2.9 million of severance expense and $1.3 million of transaction costs for the six months ended June 30, 2025.
(2) See computation on page 17.
(3) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for three and six months ended June 30, 2025 are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(4) GLA - retail portfolio excludes 1.2 million square feet for Sunrise Mall and 58,000 sf of self-storage.
(5) Our retail portfolio includes shopping centers and malls (excluding Sunrise Mall) and excludes self-storage.
(6) Excludes the impact of Sunrise Mall. Including Sunrise Mall, consolidated portfolio leased occupancy was 89.9%.
(7) See "Non-GAAP Financial Measures" on page 6 for the definition of same-property and same-property including redevelopment.
(8) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(9) Excludes the impact of Sunrise Mall. Including Sunrise Mall, NOI margin for the three and six months ended June 30, 2025 was 65.7% and 64.0%, respectively.
(10) Excluding the impact of outlet centers and malls, same-property recovery ratio for the three and six months ended June 30, 2025 was 94.5% and 92.7%, respectively (93.1% and 91.6% including properties in redevelopment).
(11) See computation on page 22.
(12) See computation for the quarter ended June 30, 2025 on page 19.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of June 30, 2025 (unaudited) and December 31, 2024
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2025	2024
ASSETS
Real estate, at cost:
Land	$648,943	$660,198
Buildings and improvements	2,813,916	2,791,728
Construction in progress	292,704	289,057
Furniture, fixtures and equipment	12,561	11,296
Total	3,768,124	3,752,279
Accumulated depreciation and amortization	(906,157)	(886,886)
Real estate, net	2,861,967	2,865,393
Operating lease right-of-use assets	62,116	65,491
Cash and cash equivalents	52,962	41,373
Restricted cash	65,239	49,267
Tenant and other receivables	25,272	20,672
Receivable arising from the straight-lining of rents	62,228	61,164
Identified intangible assets, net of accumulated amortization of $66,352 and $65,027, respectively	95,096	109,827
Deferred leasing costs, net of accumulated amortization of $20,741 and $22,488, respectively	30,356	27,799
Prepaid expenses and other assets	58,315	70,554
Total assets	$3,313,551	$3,311,540

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,514,237	$1,569,753
Unsecured credit facility	90,000	50,000
Operating lease liabilities	59,376	62,585
Accounts payable, accrued expenses and other liabilities	85,910	89,982
Identified intangible liabilities, net of accumulated amortization of $55,347 and $50,275, respectively	171,424	177,496
Total liabilities	1,920,947	1,949,816
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 125,791,099 and 125,450,684 shares issued and outstanding, respectively	1,256	1,253
Additional paid-in capital	1,159,588	1,149,981
Accumulated other comprehensive (loss) income	(190)	177
Accumulated earnings	145,043	126,670
Noncontrolling interests:
Operating partnership	68,620	65,069
Consolidated subsidiaries	18,287	18,574
Total equity	1,392,604	1,361,724
Total liabilities and equity	$3,313,551	$3,311,540

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2025 and 2024 (unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUE
Rental revenue	$113,912	$106,358	$232,004	$215,905
Other income	172	188	245	267
Total revenue	114,084	106,546	232,249	216,172
EXPENSES
Depreciation and amortization	32,602	39,679	69,797	78,253
Real estate taxes	16,582	17,472	32,940	34,475
Property operating	17,531	18,260	40,263	38,766
General and administrative	11,717	9,368	21,248	18,414
Lease expense	3,290	3,115	6,661	6,243
Other expense	1,343	—	2,670	—
Total expenses	83,065	87,894	173,579	176,151
Gain on sale of real estate	49,462	13,447	49,462	15,349
Interest income	667	661	1,274	1,349
Interest and debt expense	(19,537)	(21,896)	(39,292)	(42,473)
(Loss) gain on extinguishment of debt	(175)	21,699	323	21,427
Income before income taxes	61,436	32,563	70,437	35,673
Income tax expense	(643)	(539)	(1,262)	(1,204)
Net income	60,793	32,024	69,175	34,469
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(3,058)	(1,739)	(3,490)	(1,857)
Consolidated subsidiaries	243	474	491	750
Net income attributable to common shareholders	$57,978	$30,759	$66,176	$33,362

Earnings per common share - Basic:	$0.46	$0.26	$0.53	$0.28
Earnings per common share - Diluted:	$0.46	$0.26	$0.53	$0.28
Weighted average shares outstanding - Basic	125,688	118,859	125,601	118,466
Weighted average shares outstanding - Diluted	125,766	118,971	125,780	118,575

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the three and six months ended June 30, 2025 and 2024
(in thousands)

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2025	2024		2025	2024
Composition of NOI(1)
Property rentals	$80,621	$77,537		$161,510	$154,126
Tenant expense reimbursements	31,341	28,081		65,992	58,227
Rental revenue deemed uncollectible	(748)	(308)		(1,512)	(12)
Total property revenue	111,214	105,310	5.6%	225,990	212,341	6.4%
Real estate taxes	(16,582)	(17,472)		(32,939)	(34,474)
Property operating	(17,824)	(18,754)		(40,860)	(39,725)
Lease expense	(2,434)	(2,382)		(4,918)	(4,748)
Other expense	(1,343)	—		(2,670)	—
Total property operating expenses	(38,183)	(38,608)	(1.1)%	(81,387)	(78,947)	3.1%
NOI(1)	$73,031	$66,702	9.5%	$144,603	$133,394	8.4%

NOI margin (NOI / Total property revenue)(2)	65.7%	63.3%		64.0%	62.8%

Same-property NOI(1)(3)
Property rentals	$67,106	$64,448		$132,920	$128,116
Tenant expense reimbursements	27,137	24,452		56,486	50,870
Rental revenue deemed uncollectible	(817)	(262)		(1,447)	(35)
Total property revenue	93,426	88,638		187,959	178,951
Real estate taxes	(14,561)	(14,634)		(28,570)	(28,964)
Property operating	(15,580)	(14,134)		(35,338)	(31,025)
Lease expense	(2,014)	(1,929)		(4,000)	(4,294)
Total property operating expenses	(32,155)	(30,697)		(67,908)	(64,283)
Same-property NOI(1)(3)	$61,271	$57,941	5.7%	$120,051	$114,668	4.7%

NOI related to properties being redeveloped(3)	6,578	5,248		12,727	11,061
Same-property NOI including properties in redevelopment(1)	$67,849	$63,189	7.4%	$132,778	$125,729	5.6%

Same-property physical occupancy	94.7%	93.9%		94.7%	93.9%
Same-property leased occupancy	96.7%	97.0%		96.7%	97.0%
Number of properties included in same-property analysis	64			63

(1) NOI excludes non-cash revenue and expenses and includes lease termination income which is adjusted out for the purposes of calculating same-property NOI. Refer to page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Includes the impact of Sunrise Mall. Excluding Sunrise Mall, NOI margin for the three and six months ended June 30, 2025 was 66.3% and 64.6%, respectively.
(3) Excludes NOI related to properties acquired, disposed, or that are in the foreclosure process in the comparative periods, Sunrise Mall, and results of the company's captive insurance program.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the three and six months ended June 30, 2025 and 2024
(in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2025		2024		2025		2024
Net income	$60,793		$32,024		$69,175		$34,469
Depreciation and amortization	32,602		39,679		69,797		78,253
Interest expense	18,324		20,858		36,952		40,416
Amortization of deferred financing costs	1,213		1,038		2,340		2,057
Income tax expense	643		539		1,262		1,204
Gain on sale of real estate	(49,462)		(13,447)		(49,462)		(15,349)
EBITDAre	64,113		80,691		130,064		141,050
Adjustments for Adjusted EBITDAre:
Transaction, severance and litigation expenses(1)	3,151		272		4,175		381
Loss (gain) on extinguishment of debt	175		(21,699)		(323)		(21,427)
Non-cash adjustments(2)	155		2,056		92		2,754
Tenant bankruptcy settlement income	(8)		—		(8)		(10)
Impact of property in foreclosure	—		64		—		(561)
Adjusted EBITDAre	$67,586		$61,384		$134,000		$122,187

Interest expense	$18,324		$20,858		$36,952		$40,416

Adjusted EBITDAre to interest expense	3.7	x	2.9	x	3.6	x	3.0	x

Fixed charges
Interest expense	$18,324		$20,858		$36,952		$40,416
Scheduled principal amortization	3,961		3,362		7,372		7,145
Total fixed charges	$22,285		$24,220		$44,324		$47,561

Adjusted EBITDAre to fixed charges	3.0	x	2.5	x	3.0	x	2.6	x

(1) Includes $2.0 million of severance expense and $1.1 million of transaction costs for the three months ended June 30, 2025. Includes $2.9 million of severance expense and $1.3 million of transaction costs for the six months ended June 30, 2025.
(2) Includes the acceleration and write-off of lease intangibles related to tenant terminations and bankruptcies. The adjustment to EBITDAre in calculating Adjusted EBITDAre is inclusive of the portion attributable to the noncontrolling interest in Sunrise Mall.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the three and six months ended June 30, 2025
(in thousands, except per share amounts)

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025
	(in thousands)	(per share)(1)	(in thousands)	(per share)(1)
Net income	$60,793	$0.47	$69,175	$0.53
Less net (income) loss attributable to noncontrolling interests in:
Consolidated subsidiaries	243	—	491	—
Operating partnership	(3,058)	(0.02)	(3,490)	(0.03)
Net income attributable to common shareholders	57,978	0.45	66,176	0.50
Adjustments:
Rental property depreciation and amortization	32,205	0.25	69,033	0.53
Limited partnership interests in operating partnership(2)	3,058	0.02	3,490	0.03
Gain on sale of real estate	(49,462)	(0.38)	(49,462)	(0.38)
FFO applicable to diluted common shareholders	43,779	0.34	89,237	0.68
Adjustments to FFO:
Transaction, severance and litigation expenses(3)	3,151	0.02	4,175	0.03
Non-cash adjustments(4)	155	—	92	—
Loss (gain) on extinguishment of debt	175	—	(323)	—
Tenant bankruptcy settlement income	(8)	—	(8)	—
FFO as Adjusted applicable to diluted common shareholders	$47,252	$0.36	$93,173	$0.71

Weighted average diluted shares used to calculate EPS	125,766		125,780
Assumed conversion of OP and LTIP Units to common shares	4,857		4,696
Weighted average diluted common shares - FFO	130,623		130,476

(1) Individual items may not add up due to total rounding.
(2) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been included for purposes of calculating earnings per diluted share for the periods presented because they are dilutive.
(3) Includes $2.0 million of severance expense and $1.1 million of transaction costs for the three months ended June 30, 2025. Includes $2.9 million of severance expense and $1.3 million of transaction costs for the six months ended June 30, 2025.
(4) Includes the acceleration and write-off of lease intangibles related to high-risk tenants, terminations and bankruptcies, net of reinstatements for tenants moved back to accrual basis accounting.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of June 30, 2025
(in thousands, except share amounts and market price)

	June 30, 2025
Closing market price of common shares	$18.66

Basic common shares	125,791,099
OP and LTIP units	6,610,906
Diluted common shares	132,402,005

Equity market capitalization	$2,470,621

Total consolidated debt(1)	$1,616,634
Cash and cash equivalents including restricted cash	(118,201)
Net debt	$1,498,433

Net Debt to annualized Adjusted EBITDAre(2)	5.5	x

Total consolidated debt(1)	$1,616,634
Equity market capitalization	2,470,621
Total market capitalization	$4,087,255

Net debt to total market capitalization at applicable market price	36.7%

Cash and cash equivalents including restricted cash	$118,201
Available under unsecured credit facility(3)	677,865
Total liquidity	$796,066

(1) Total consolidated debt excludes unamortized debt issuance costs of $12.4 million.
(2) Net debt to Adjusted EBITDAre is calculated based on second quarter 2025 annualized Adjusted EBITDAre.
(3) Availability is net of letters of credit issued. The Company obtained seven letters of credit aggregating $32.1 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. As of June 30, 2025, the Company had $90 million of outstanding borrowings under the unsecured line of credit.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Rental Revenue:	2025	2024	2025	2024
Property rentals	$83,454	$78,609	$167,706	$157,763
Tenant expense reimbursements	31,206	28,057	65,810	58,154
Rental revenue deemed uncollectible	(748)	(308)	(1,512)	(12)
Total rental revenue	$113,912	$106,358	$232,004	$215,905

	Three Months Ended June 30,		Six Months Ended June 30,
Composition of Property Rentals:	2025	2024	2025	2024
Minimum rent	$80,388	$77,215	$160,313	$152,819
Non-cash revenues(1)	2,841	1,071	6,204	3,646
Percentage rent	225	323	1,128	1,262
Lease termination income(1)	—	—	61	36
Total property rentals	$83,454	$78,609	$167,706	$157,763

	Three Months Ended June 30,		Six Months Ended June 30,
Certain Non-Cash Items:	2025	2024	2025	2024
Straight-line rents(2)	$386	$417	$1,164	$1,503
Amortization of below-market lease intangibles, net(2)	2,455	654	5,040	2,143
Lease expense GAAP adjustments(3)	(79)	(53)	(170)	(106)
Amortization of deferred financing costs(4)	(1,213)	(1,038)	(2,340)	(2,057)
Capitalized interest(4)	2,970	2,629	5,772	5,307
Share-based compensation expense(5)	(3,566)	(2,442)	(6,273)	(4,863)

Capital Expenditures:(6)
Development and redevelopment costs	$13,656	$14,358	$26,724	$26,604
Maintenance capital expenditures	8,647	4,777	13,997	10,806
Leasing commissions	1,712	1,398	2,805	3,043
Tenant improvements and allowances	1,510	1,335	3,822	3,254
Total capital expenditures	$25,525	$21,868	$47,348	$43,707

(1) Amounts are excluded from the calculation of NOI and same-property NOI with the exception of lease termination income which is included in portfolio NOI and excluded from the calculation of same-property NOI. See page 9 for a reconciliation of net income to NOI and same-property NOI.
(2) Amounts included in the financial statement line item "Rental revenue" on the consolidated statements of income.
(3) Amounts consist of amortization of below-market ground lease intangibles and straight-line lease expense, and are included in the financial statement line item "Lease expense" on the consolidated statements of income.
(4) Amounts included in the financial statement line item "Interest and debt expense" on the consolidated statements of income.
(5) Amounts included in the financial statement line item "General and administrative" on the consolidated statements of income.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of June 30, 2025

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The TJX Companies(2)	28	873,159	5.1%	$18,608,814	5.7%	$21.31	4.0
Burlington	11	532,514	3.1%	9,828,699	3.0%	18.46	4.9
Kohl's	9	855,561	5.0%	9,780,028	3.0%	11.43	5.2
Best Buy	9	409,641	2.4%	9,533,005	2.9%	23.27	5.4
The Home Depot	5	538,742	3.2%	9,189,305	2.8%	17.06	12.6
Lowe's Companies	6	976,415	5.7%	9,071,256	2.8%	9.29	5.2
Walmart	5	780,788	4.6%	8,989,075	2.8%	11.51	7.4
ShopRite	5	361,053	2.1%	6,826,508	2.1%	18.91	10.0
PetSmart	11	237,034	1.4%	6,467,915	2.0%	27.29	4.7
BJ's Wholesale Club	4	454,297	2.7%	6,340,989	2.0%	13.96	4.8
The Gap(3)	14	208,937	1.2%	5,747,770	1.8%	27.51	3.8
Dick's Sporting Goods(4)	7	278,683	1.6%	5,671,740	1.7%	20.35	6.7
Target Corporation	4	476,146	2.8%	5,565,190	1.7%	11.69	7.3
LA Fitness	6	271,496	1.6%	5,375,443	1.7%	19.80	5.5
Amazon(5)	3	145,279	0.9%	5,093,312	1.6%	35.06	5.7
Nordstrom	4	132,460	0.8%	4,327,307	1.3%	32.67	7.0
Bob's Discount Furniture	5	202,172	1.2%	3,959,530	1.2%	19.58	6.3
Ahold Delhaize (Stop & Shop)	3	212,216	1.2%	3,952,820	1.2%	18.63	5.4
AMC	1	85,000	0.5%	3,267,502	1.0%	38.44	4.5
Ulta	8	83,679	0.5%	3,070,549	0.9%	36.69	3.7
24 Hour Fitness	1	53,750	0.3%	2,700,000	0.8%	50.23	6.5
Five Below	10	93,578	0.5%	2,674,129	0.8%	28.58	4.7
DSW	6	117,766	0.7%	2,630,519	0.8%	22.34	4.6
Anthropologie	1	31,450	0.2%	2,531,725	0.8%	80.50	3.3
Planet Fitness	5	101,046	0.6%	2,495,296	0.8%	24.69	5.6

Total/Weighted Average	171	8,512,862	49.9%	$153,698,426	47.2%	$18.05	5.9

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (16), T.J. Maxx (5), HomeGoods (3), HomeSense (3), and Sierra Trading Post (1).
(3) Includes Old Navy (10), Gap (3), and Banana Republic (1).
(4) Includes Dick's Sporting Goods (4), Golf Galaxy (2), and Public Lands (1).
(5) Includes Whole Foods (2) and Amazon Fresh (1).

Note: Amounts shown in the table above include all retail properties, including those in redevelopment. Amounts are presented on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the three and six months ended June 30, 2025

	Three Months Ended June 30, 2025		Six Months Ended June 30, 2025		Year Ended December 31, 2024
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New Leases
Number of new leases executed	15	15	33	33	79	79
Total square feet	87,863	87,863	206,320	206,320	485,153	485,153
Number of same space leases	10	10	22	22	55	55
Same space square feet	56,277	56,277	92,287	92,287	334,972	334,972
Prior rent per square foot	$23.92	$24.83	$26.71	$27.12	$21.28	$22.23
New rent per square foot	$32.01	$29.50	$37.27	$34.07	$31.34	$27.95
Same space weighted average lease term (years)	9.8	9.8	9.4	9.4	12.3	12.3
Same space TIs per square foot	N/A	$48.81	N/A	$45.17	N/A	$30.27
Rent spread	33.8%	18.8%	39.5%	25.6%	47.3%	25.7%

Renewals & Options
Number of leases executed	27	27	51	51	86	86
Total square feet	394,032	394,032	709,478	709,478	1,910,688	1,910,688
Number of same space leases	27	27	51	51	84	84
Same space square feet	394,032	394,032	709,478	709,478	1,682,610	1,682,610
Prior rent per square foot	$19.45	$19.45	$20.92	$20.92	$17.90	$17.94
New rent per square foot	$22.29	$21.76	$23.22	$22.85	$19.92	$19.60
Same space weighted average lease term (years)	5.5	5.5	4.9	4.9	5.6	5.6
Same space TIs per square foot	N/A	$0.76	N/A	$0.42	N/A	$0.10
Rent spread	14.6%	11.8%	11.0%	9.2%	11.3%	9.3%

Total New Leases and Renewals & Options
Number of leases executed	42	42	84	84	165	165
Total square feet	481,895	481,895	915,798	915,798	2,395,841	2,395,841
Number of same space leases	37	37	73	73	139	139
Same space square feet	450,309	450,309	801,765	801,765	2,017,582	2,017,582
Prior rent per square foot	$20.01	$20.13	$21.59	$21.63	$18.46	$18.65
New rent per square foot	$23.51	$22.72	$24.83	$24.14	$21.82	$20.98
Same space weighted average lease term (years)	6.1	6.1	5.5	5.5	6.7	6.7
Same space TIs per square foot	N/A	$6.77	N/A	$5.57	N/A	$5.11
Rent spread	17.5%	12.9%	15.0%	11.6%	18.2%	12.5%

(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
LEASES EXECUTED BUT NOT YET RENT COMMENCED
As of June 30, 2025

The Company has signed leases that have not yet rent commenced that are expected to generate an incremental $23.8 million of future annual gross rent, representing approximately 8% of annualized NOI as of June 30, 2025. Approximately $18.1 million of this amount pertains to leases included in Active Redevelopment Projects on page 30. National and regional tenants represent approximately 96% of the leased but not yet rent commenced pipeline. We expect to recognize approximately $1.7 million of these future gross rents in the remainder of 2025. The below table illustrates the incremental gross rent expected to be recognized in the remainder of 2025 and the following three years, in the respective periods, from commencement of these leases.

Leases Executed But Not Yet Rent Commenced
Gross Rent ($ in millions)
24
20
16
12
8
4
0
$1.7
0.9
0.8
$12.9
5.1
7.8
$20.8
5.6
15.2
$23.8
5.7
18.1
2025
2026
2027
2028
Year
Leases included in redevelopment
Other Leases

Gross rents illustrated in the table above and their impact on same-property metrics in the respective years, based on the current 2025 same-property pool, are as follows:

(in thousands)	2025(1)	2026	2027	2028
Same-property	$1,700	$11,900	$15,300	$15,900
(1) Remainder of 2025.

The below table summarizes the changes in annualized gross rent from leases executed but not yet rent commenced since March 31, 2025:

(in thousands)	Annualized Gross Rent
Leases executed but not yet rent commenced as of March 31, 2025	$25,100
Less: Leases commenced during the second quarter	(3,900)
Plus: Leases executed during the second quarter	2,600
Leases executed but not yet rent commenced as of June 30, 2025	$23,800

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of June 30, 2025

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	31	96,000	3.5%	$27.61	31	96,000	0.6%	$27.61
2025	1	32,000	0.2%	13.50	25	59,000	2.1%	44.95	26	91,000	0.6%	33.89
2026	17	460,000	3.5%	19.61	93	263,000	9.5%	40.53	110	723,000	4.6%	27.22
2027	28	1,050,000	8.0%	12.91	116	348,000	12.6%	36.94	144	1,398,000	8.8%	18.89
2028	28	945,000	7.2%	20.69	82	272,000	9.8%	42.84	110	1,217,000	7.7%	25.64
2029	60	2,479,000	19.0%	21.42	103	350,000	12.7%	43.61	163	2,829,000	17.9%	24.16
2030	45	2,315,000	17.7%	12.88	59	223,000	8.1%	43.74	104	2,538,000	16.1%	15.59
2031	25	1,528,000	11.7%	14.63	49	173,000	6.3%	36.29	74	1,701,000	10.8%	16.83
2032	11	331,000	2.5%	16.89	48	157,000	5.7%	35.83	59	488,000	3.1%	22.98
2033	22	722,000	5.5%	18.80	39	137,000	5.0%	39.46	61	859,000	5.4%	22.10
2034	20	766,000	5.9%	19.66	44	161,000	5.8%	38.52	64	927,000	5.9%	22.94
2035	15	675,000	5.2%	19.28	45	176,000	6.4%	36.57	60	851,000	5.4%	22.85
Thereafter	30	1,402,000	11.0%	19.31	32	139,000	5.0%	37.87	62	1,541,000	9.6%	20.99
Subtotal/Average	302	12,705,000	97.4%	$17.49	766	2,554,000	92.5%	$39.42	1,068	15,259,000	96.5%	$21.16
Vacant	13	342,000	2.6%	N/A	92	208,000	7.5%	N/A	105	550,000	3.5%	N/A
Total/Average	315	13,047,000	100.0%	N/A	858	2,762,000	100.0%	N/A	1,173	15,809,000	100.0%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent.

Note: Amounts shown in the table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of June 30, 2025

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	—	—	—%	$—	31	96,000	3.5%	$27.61	31	96,000	0.6%	$27.61
2025	1	32,000	0.2%	13.50	21	49,000	1.8%	49.72	22	81,000	0.5%	35.41
2026	7	124,000	1.0%	22.29	62	141,000	5.1%	48.45	69	265,000	1.7%	36.21
2027	7	132,000	1.0%	17.28	66	142,000	5.1%	40.91	73	274,000	1.7%	29.53
2028	5	229,000	1.8%	19.34	44	126,000	4.6%	43.78	49	355,000	2.2%	28.01
2029	14	407,000	3.1%	19.65	52	153,000	5.5%	46.96	66	560,000	3.5%	27.11
2030	12	381,000	2.9%	18.29	34	114,000	4.1%	43.82	46	495,000	3.1%	24.17
2031	7	227,000	1.7%	19.87	36	105,000	3.8%	42.30	43	332,000	2.1%	26.96
2032	4	160,000	1.2%	22.83	38	123,000	4.5%	38.18	42	283,000	1.8%	29.50
2033	14	318,000	2.4%	30.12	25	73,000	2.6%	59.40	39	391,000	2.5%	35.59
2034	19	578,000	4.4%	22.56	46	171,000	6.2%	42.66	65	749,000	4.7%	27.15
2035	12	195,000	1.5%	23.40	24	96,000	3.5%	44.93	36	291,000	1.8%	30.50
Thereafter	200	9,922,000	76.2%	24.03	287	1,165,000	42.2%	49.56	487	11,087,000	70.3%	26.71
Subtotal/Average	302	12,705,000	97.4%	$23.51	766	2,554,000	92.5%	$46.29	1,068	15,259,000	96.5%	$27.32
Vacant	13	342,000	2.6%	N/A	92	208,000	7.5%	N/A	105	550,000	3.5%	N/A
Total/Average	315	13,047,000	100.0%	N/A	858	2,762,000	100.0%	N/A	1,173	15,809,000	100.0%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' base cash rent, including ground rent, and excludes tenant reimbursements and concessions and storage rent and is adjusted for assumed exercised options using option rents specified in the underlying leases. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (excludes Sunrise Mall and includes properties in redevelopment) and excludes 58,000 sf of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants

RETAIL PORTFOLIO:
California:
Walnut Creek (Mt. Diablo)(4)	7,000	100.0%	$69.90	—	Sweetgreen
Walnut Creek (Olympic)	31,000	100.0%	80.50	—	Anthropologie
Connecticut:
Newington Commons	189,000	90.0%	10.30	$15,613	Walmart, Bob's Discount Furniture (lease not commenced)
Maryland:
Goucher Commons	155,000	100.0%	26.49	—	Sprouts, HomeGoods, Five Below, Ulta, Kirkland's, DSW, Golf Galaxy, La-Z-Boy (lease not commenced)
Rockville Town Center	98,000	100.0%	13.30	—	Regal Entertainment Group
The Village at Waugh Chapel(5)	382,000	95.1%	24.32	$55,427	Safeway, Marshalls, Home Goods, T.J. Maxx, LA Fitness
Wheaton (leased through 2060)(3)	66,000	100.0%	18.35	—	Best Buy
Woodmore Towne Centre	712,000	98.4%	18.50	$117,200	Costco, Wegmans, At Home, Best Buy, LA Fitness, Nordstrom Rack
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	100.0%	28.32	—	PetSmart, Central Rock Gym
Gateway Center	640,000	99.6%	9.59	—	Costco, Target, Home Depot, Total Wine, Boot Barn (lease not commenced)
Shoppers World	752,000	100.0%	22.92	—	T.J. Maxx, Marshalls, Home Sense, Sierra Trading, Public Lands, Golf Galaxy, Nordstrom Rack, Hobby Lobby, AMC, Kohl's, Best Buy
The Shops at Riverwood	79,000	100.0%	27.25	$20,769	Price Rite, Planet Fitness, Goodwill
Wonderland Marketplace	140,000	100.0%	14.29	—	Planet Fitness, Marshalls, Burlington, Get Air
Missouri:
Manchester Plaza	131,000	100.0%	12.18	$12,500	Pan-Asia Market, Academy Sports, Bob's Discount Furniture
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.61	—	Fun City
New Jersey:
Bergen Town Center - East(5)	209,000	100.0%	20.40	—	Lowe's, Best Buy
Bergen Town Center - West	1,005,000	95.6%	33.65	$289,454	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy, Kohl's, World Market
Briarcliff Commons	180,000	100.0%	25.08	$30,000	Uncle Giuseppe's, Kohl's
Brick Commons	281,000	100.0%	22.49	$50,000	ShopRite, Kohl's, Marshalls, Old Navy
Brunswick Commons	427,000	100.0%	16.17	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
Carlstadt Commons (leased through 2050)(3)	78,000	98.3%	21.74	—	Food Bazaar
Garfield Commons	298,000	100.0%	16.40	$38,513	Walmart, Burlington, Marshalls, PetSmart, Ulta
Greenbrook Commons	170,000	100.0%	20.16	$31,000	BJ's Wholesale Club, Aldi
Hackensack Commons	275,000	100.0%	26.41	$66,400	The Home Depot, 99 Ranch, Staples, Petco
Hanover Commons	343,000	100.0%	23.79	$59,551	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls
Heritage Square	87,000	100.0%	31.74	—	HomeSense, Sierra Trading Post, Ulta
Hudson Commons	236,000	96.1%	14.46	—	Lowe's, P.C. Richard & Son, Boot Barn (lease not commenced)
Hudson Mall	381,000	74.0%	19.14	—	Marshalls, Retro Fitness, Staples, Old Navy, national off-price retailer (lease not commenced)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Kearny Commons	123,000	100.0%	25.37	—	LA Fitness, Marshalls, Ulta
Lodi Commons	43,000	100.0%	20.26	—	Dollar Tree
Ledgewood Commons(5)	447,000	99.3%	15.32	$50,000	Walmart, Ashley Furniture, At Home, Barnes & Noble, Burlington, DSW, Marshalls, Old Navy, Ulta
Manalapan Commons	194,000	100.0%	23.94	—	Best Buy, Raymour & Flanigan, PetSmart, Avalon Flooring, Atlantic Health, Nordstrom Rack
Marlton Commons	224,000	100.0%	19.32	$35,663	ShopRite, Kohl's, PetSmart
Millburn	104,000	88.3%	30.95	$21,270	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	35.20	$7,250	Whole Foods Market
Paramus (leased through 2033)(3)	63,000	100.0%	49.97	—	24 Hour Fitness
Plaza at Cherry Hill	415,000	67.1%	15.82	—	Aldi, Total Wine, Raymour & Flanigan, Guitar Center
Plaza at Woodbridge	293,000	89.2%	22.19	—	Best Buy, Raymour & Flanigan, Lincoln Tech, UFC Gym, Trader Joe's (lease not commenced)
Rockaway River Commons	189,000	100.0%	15.56	$25,933	ShopRite, T.J. Maxx
Rutherford Commons (leased through 2099)(3)	196,000	100.0%	14.07	$23,000	Lowe's
Stelton Commons (leased through 2039)(3)	56,000	100.0%	22.12	—	Staples, Party City
Tonnelle Commons	410,000	100.0%	23.42	$94,342	BJ's Wholesale Club, Walmart, PetSmart
Totowa Commons	272,000	100.0%	22.58	$50,800	The Home Depot, Staples, Tesla, Lidl (lease not commenced), Boot Barn (lease not commenced)
Town Brook Commons	231,000	86.6%	14.55	$29,291	Stop & Shop, Kohl's
West Branch Commons	279,000	97.7%	16.63	—	Lowe's, Burlington
West End Commons	241,000	100.0%	11.89	$23,470	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Woodbridge Commons	225,000	100.0%	14.08	$22,100	Walmart, Dollar Tree, Advance Auto Parts
New York:
Amherst Commons	311,000	98.1%	11.35	—	BJ's Wholesale Club, Burlington, LA Fitness, Ross Dress for Less, Bob's Discount Furniture
Bruckner Commons(5)	335,000	82.0%	43.95	—	ShopRite, Burlington, BJ's Wholesale Club (lease not commenced)
Shops at Bruckner(5)	113,000	100.0%	39.72	$37,100	Aldi, Marshalls, Five Below, Old Navy
Burnside Commons	100,000	92.5%	18.94	—	Bingo Wholesale
Cross Bay Commons	44,000	95.8%	41.92	—	Northwell Health
Dewitt (leased through 2041)(3)	46,000	100.0%	19.36	—	Best Buy
Forest Commons	165,000	90.4%	26.77	—	Western Beef, Planet Fitness, Advance Auto Parts, NYC Public School
Gun Hill Commons	81,000	100.0%	40.79	—	Aldi, Planet Fitness
Henrietta Commons (leased through 2056)(3)	165,000	97.9%	4.73	—	Kohl's
Huntington Commons	208,000	99.7%	22.92	$43,704	ShopRite, Marshalls, Old Navy, Petco, Burlington
Kingswood Crossing	108,000	100.0%	48.15	—	Target, Marshalls, Maimonides Medical, Visiting Nurse Services, Emblem Health (lease not commenced)
Meadowbrook Commons (leased through 2040)(3)	44,000	100.0%	24.54	—	Bob's Discount Furniture
Mount Kisco Commons	189,000	100.0%	18.11	$10,017	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	23.41	—	Stop & Shop
Yonkers Gateway	448,000	98.9%	21.08	$50,000	Burlington, Marshalls, HomeSense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema, Wren Kitchens, national grocer (lease not commenced)

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of June 30, 2025
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(6)	Major Tenants
Pennsylvania:
Broomall Commons(5)	170,000	100.0%	15.48	—	Amazon Fresh, Planet Fitness, PetSmart, Nemours Children's Hospital, Picklr (lease not commenced)
Lincoln Plaza	228,000	100.0%	5.35	—	Lowe's, Community Aid, Mattress Firm
Marten Commons	185,000	100.0%	15.90	—	Kohl's, Ross Dress for Less, Staples, Petco
Wilkes-Barre Commons	184,000	100.0%	13.46	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco, Wren Kitchen
Wyomissing (leased through 2065)(3)	76,000	100.0%	16.56	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.96	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	8.56	—	BJ's Wholesale Club
Puerto Rico:
Shops at Caguas	356,000	97.1%	32.60	$80,760	Sector Sixty6, Old Navy, Foot Locker
The Outlets at Montehiedra(5)	531,000	97.5%	24.63	$72,507	Ralph's Food Warehouse, The Home Depot, Marshalls, Caribbean Cinemas, Old Navy, T.J. Maxx, Burlington
Total Retail Portfolio	15,809,000	96.5%	$21.16	$1,526,634

Sunrise Mall(4)(5)(7)	1,228,000	5.1%	20.27	—	Dick's Sporting Goods

Total Urban Edge Properties	17,037,000	89.9%	$21.16	$1,526,634
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease, excluding temporary tenants. The Company excludes 58,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot including ground leases and executed leases for which rent has not commenced is calculated by annualizing tenants' current base rent (excluding any free rent periods), and excluding tenant reimbursements, concessions and storage rent. Excluding the ground leases where the Company is the lessor, the weighted average annual base rent per square foot for our retail portfolio is $23.69 per square foot.
(3) The Company is a lessee under a ground or building lease. The total square feet disclosed for the building will revert to the lessor upon lease expiration.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) Not included in the same-property pool for the purposes of calculating same-property metrics for the quarters ended June 30, 2025 and 2024.
(6) Mortgage debt balances exclude unamortized debt issuance costs.
(7) A portion of the property is under a ground lease through 2069.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the six months ended June 30, 2025
(dollars in thousands)

2025 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price
None.

2025 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
4/25/2025	Bergen Town Center East(1)	Paramus	NJ	44,000	$25,000
6/9/2025	Kennedy Commons	North Bergen	NJ	62,000	$23,200
6/23/2025	MacDade Commons	Glenolden	PA	102,000	$18,000
(1) Sold a portion of the property.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2025
(in thousands, except square footage data)

Active Projects	Estimated Gross Cost(1)		Incurred as of 6/30/25	Target Stabilization(2)	Description and Status
Bruckner Commons (Phase A)(5)	$51,300		$32,600	2Q27	Retenanting a portion of the former Kmart box with BJ's Wholesale Club
Bruckner Commons (Phase B)(5)	18,400		2,500	4Q26	Redeveloping Toys "R" Us box with 20,000 sf of retail and restaurant pads
Hudson Mall(3)	11,500		7,600	2Q26	Retenanting former Toys "R" Us box with national off-price retailer
Yonkers Gateway Center (Phase C)(3)	8,400		900	1Q27	Redemising multiple suites for national grocer and Hallmark relocation
Manalapan Commons (Phase B)(3)	7,500		5,600	2Q26	Backfilling vacant Bed Bath & Beyond with Nordstrom Rack (open) and Fidelity
Bergen Town Center (Phase F)(3)	7,500		100	2Q27	Developing new 10,000± sf pad full service restaurant
Totowa Commons (Phase A)(3)	5,700		5,400	4Q25	Backfilling former Bed Bath & Beyond box with Tesla (open)
Kingswood Crossing (Phase A)(3)	5,300		1,600	2Q26	Adding 17,000± sf Emblem Health
Bergen Town Center (Phase G)(3)	3,600		100	4Q26	Adding Capon's Burgers and Tatte Bakery & Cafe
Bergen Town Center (Phase E)(3)	3,400		2,600	4Q25	Backfilling vacant Midas space with First Watch
Totowa Commons (Phase B)(3)	3,100		700	1Q26	Retenanting vacant Marshalls with 27,000 sf Lidl and 18,000 sf Boot Barn
Yonkers Gateway Center (Phase B)(3)	2,600		2,200	4Q25	Relocating Red Wing Shoes, adding Dave's Hot Chicken into vacant shop space and expanding Best Buy in former Red Wing Shoes
Plaza at Woodbridge (Phase A)(3)	2,400		800	1Q26	Retenanting 17,000± sf of former Bed Bath & Beyond with Trader Joe's
The Outlets at Montehiedra (Phase B)(5)	2,200		600	1Q26	Developing new 6,000± sf pad for Texas Roadhouse
Broomall Commons(5)	1,800		100	1Q26	Backfilling vacant anchor with Picklr
Woodmore Towne Centre (Phase A)(3)	1,700		500	3Q26	New pad for free standing Bank of America
Ledgewood Commons	1,500		100	3Q26	Developing new restaurant pad for Tommy's Tavern + Tap
Newington Commons(3)	1,400		200	1Q26	Backfilling former Staples with Bob's Discount Furniture
Plaza at Cherry Hill (Phase C)(3)	1,400		900	1Q26	Backfilling vacant space with 10,000 sf Big Blue Swim
Plaza at Woodbridge (Phase B)(3)	1,100		100	4Q27	Expanding existing ExtraSpace self-storage by 13,000± sf in vacant space
Total	$141,800	(4)	$65,200

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 31. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control.
(3) Results from these properties are included in our same-property metrics for the quarter ended June 30, 2025.
(4) The estimated, unleveraged yield for total Active Projects is 15% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active Projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces is based on the total NOI directly attributable to the project and the estimated project costs.
(5) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended June 30, 2025.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of June 30, 2025
(in thousands, except square footage data)

Completed Projects	Estimated Gross Cost(1)		Incurred as of 6/30/25	Stabilization(2)	Description
Marlton Commons(3)	$7,300		$6,800	2Q25	Redeveloped Friendly's with new 11,000± sf multi-tenant pad (First Watch, Cava, and Mattress Firm)
Brick Commons(3)	5,300		5,300	2Q25	Replaced Santander Bank with two quick service restaurants (Shake Shack and First Watch)
The Outlets at Montehiedra (Phase E)(6)	5,000		5,000	2Q25	Backfilled Tiendas Capri with 33,000 sf Burlington
Walnut Creek(3)	3,300		3,300	2Q25	Retenanted former Z Gallerie with Sweetgreen and Ronbow
Huntington Commons (Phase D)(3)	2,200		2,200	2Q25	Retenanted former bank pad with Starbucks and Yoga Six
The Outlets at Montehiedra (Phase C)(6)	10,800		10,600	1Q25	Demised and retenanted former Kmart box with Ralph's Food Warehouse and Urology Hub
Amherst Commons(3)	3,100		3,000	1Q25	Backfilled vacant anchor with Ross Dress for Less and Bob's Discount Furniture
Bergen Town Center (Phase D)(3)	2,300		2,300	1Q25	Backfilled former Neiman Marcus with World Market
Bergen Town Center (Phase C)(3)	1,700		800	1Q25	Backfilled vacant restaurant spaces with Ani Ramen and Bluestone Lane
Manalapan Commons (Phase A)(3)	1,600		1,500	1Q25	Backfilled vacant A.C. Moore space with 18,000 sf Atlantic Health
The Outlets at Montehiedra (Phase D)(6)	4,600		4,600	4Q24	Retenanted 24,000 sf of vacant Kmart box with T.J. Maxx
Burnside Commons(3)	6,900		6,900	3Q24	Retenanted anchor vacancy with Bingo Wholesale
Kingswood Crossing (Phase A)(3)	3,100		3,100	3Q24	Backfilled 21,000 sf vacancy with Visiting Nurse Service of NY
Total	$57,200	(4)	$55,400

Future Redevelopment(5)	Location	Opportunity
Brunswick Commons(3)	East Brunswick, NJ	Develop new pad
Hudson Mall(3)	Jersey City, NJ	Reposition mall with retail and amenity upgrades and consideration of alternate uses
The Plaza at Cherry Hill(3)	Cherry Hill, NJ	Renovate exterior of center and common areas and upgrade tenancy
Sunrise Mall	Massapequa, NY	Redevelop mall including consideration of alternate uses

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics for the quarter ended June 30, 2025.
(4) The estimated unleveraged yield for Completed projects is 17% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.
(6) Results from these properties are included in our same-property including redevelopment metrics for the quarter ended June 30, 2025.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of June 30, 2025 and December 31, 2024
(in thousands)

	June 30, 2025	December 31, 2024
Secured fixed rate debt	$1,526,634	$1,532,915
Secured variable rate debt	—	50,905
Unsecured variable rate debt	90,000	50,000
Total debt	$1,616,634	$1,633,820

% Secured fixed rate debt	94.4%	93.8%
% Secured variable rate debt	—%	3.1%
% Unsecured variable rate debt	5.6%	3.1%
Total	100%	100%

Secured mortgage debt	$1,526,634	$1,583,820
Unsecured debt(1)	90,000	50,000
Total debt	$1,616,634	$1,633,820

% Secured mortgage debt	94.4%	96.9%
% Unsecured debt	5.6%	3.1%
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	4.3 years	4.7 years
Weighted average remaining maturity on unsecured debt	2.6 years	3.1 years

Total market capitalization (see page 19)	$4,087,255

% Secured mortgage debt	37.4%
% Unsecured debt	2.2%
Total debt: Total market capitalization	39.6%

Weighted average interest rate on secured mortgage debt(2)	5.03%	5.04%
Weighted average interest rate on unsecured debt(2)	5.45%	5.47%
Total debt	5.05%	5.05%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) As of June 30, 2025, there was $90 million outstanding on our unsecured $800 million line of credit. The agreement has a maturity date of February 9, 2027 with two six-month extension options. Borrowings under the agreement bear interest at the Secured Overnight Financing Rate ("SOFR") plus an applicable margin of 1.03% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio. At June 30, 2025, the applicable margin was 1.03% over SOFR. As of June 30, 2025, the Company had obtained seven letters of credit issued under the line of credit aggregating $32.1 million which were provided to mortgage lenders and other entities to secure its obligations for certain capital requirements. The letters of credit remain undrawn but have reduced the amount available under the facility commensurate with their face values.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of June 30, 2025 and December 31, 2024
(dollars in thousands)

Property	Maturity Date	Rate	June 30, 2025	December 31, 2024	Percent of Mortgage Debt at June 30, 2025
West End Commons	12/10/2025	3.99%	$23,470	$23,717	1.5%
Town Brook Commons	12/1/2026	3.78%	29,291	29,610	1.9%
Rockaway River Commons	12/1/2026	3.78%	25,933	26,215	1.7%
Hanover Commons	12/10/2026	4.03%	59,551	60,155	3.9%
Tonnelle Commons	4/1/2027	4.18%	94,342	95,286	6.2%
Manchester Plaza	6/1/2027	4.32%	12,500	12,500	0.8%
Millburn Gateway Center	6/1/2027	3.97%	21,270	21,525	1.4%
Plaza at Woodbridge(1)	6/8/2027	—%	—	50,905	—%
Totowa Commons	12/1/2027	4.33%	50,800	50,800	3.3%
Woodbridge Commons	12/1/2027	4.36%	22,100	22,100	1.4%
Brunswick Commons	12/6/2027	4.38%	63,000	63,000	4.1%
Rutherford Commons	1/6/2028	4.49%	23,000	23,000	1.5%
Hackensack Commons	3/1/2028	4.36%	66,400	66,400	4.3%
Marlton Commons	12/1/2028	3.86%	35,663	36,024	2.3%
Yonkers Gateway Center	4/10/2029	6.30%	50,000	50,000	3.3%
Ledgewood Commons	5/5/2029	6.03%	50,000	50,000	3.3%
Shops at Riverwood	6/24/2029	4.25%	20,769	20,958	1.4%
Shops at Bruckner	7/1/2029	6.00%	37,100	37,350	2.4%
Greenbrook Commons	9/1/2029	6.03%	31,000	31,000	2.0%
Huntington Commons	12/5/2029	6.29%	43,704	43,704	2.9%
Bergen Town Center	4/10/2030	6.30%	289,454	290,000	19.1%
The Outlets at Montehiedra	6/1/2030	5.00%	72,507	73,551	4.7%
Montclair(2)	8/15/2030	3.15%	7,250	7,250	0.5%
Garfield Commons	12/1/2030	4.14%	38,513	38,886	2.5%
The Village at Waugh Chapel(3)	12/1/2031	3.76%	55,427	55,071	3.6%
Brick Commons	12/10/2031	5.20%	50,000	50,000	3.3%
Woodmore Towne Centre	1/6/2032	3.39%	117,200	117,200	7.7%
Newington Commons	7/1/2033	6.00%	15,613	15,719	1.0%
Shops at Caguas	8/1/2033	6.60%	80,760	81,504	5.3%
Briarcliff Commons	10/1/2034	5.47%	30,000	30,000	2.0%
Mount Kisco Commons(4)	11/15/2034	6.40%	10,017	10,390	0.7%
Total mortgage debt		5.03%	$1,526,634	$1,583,820	100.0%
Total unamortized debt issuance costs			(12,397)	(14,067)
Total mortgage debt, net			$1,514,237	$1,569,753

(1)The Company paid off the loan prior to maturity on June 26, 2025.
(2)Bears interest at SOFR plus 257 bps. The fixed and variable components of the debt are hedged with an interest rate swap agreement, fixing the rate at 3.15%, which expires at the maturity of the loan.
(3)The mortgage payable balance includes unamortized debt mark-to-market discount of $4.6 million.
(4)The mortgage payable balance includes unamortized debt mark-to-market discount of $0.6 million.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of June 30, 2025
(dollars in thousands)

Year	Amortization	Balloon Payments	Revolving Credit Facilities(1)	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2025(2)	$8,020	$23,258	$—	$(387)	$30,891	4.3%	1.9%
2026	16,543	111,228	—	(774)	126,997	4.1%	7.9%
2027	13,611	259,526	—	(774)	272,363	4.3%	16.8%
2028	13,539	122,402	90,000	(773)	225,168	4.8%	13.9%
2029	12,402	224,990	—	(773)	236,619	6.0%	14.6%
2030	6,668	372,252	—	(773)	378,147	5.8%	23.4%
2031	3,741	110,000	—	(713)	113,028	4.5%	7.0%
2032	3,986	117,200	—	(60)	121,126	3.5%	7.5%
2033	2,986	78,094	—	(60)	81,020	6.5%	5.0%
Thereafter	1,333	30,000	—	(58)	31,275	5.5%	2.0%
Total	$82,829	$1,448,950	$90,000	$(5,145)	$1,616,634	5.1%	100%
	Unamortized debt issuance costs				(12,397)
	Total outstanding debt, net				$1,604,237
(1) Our $800 million revolving credit facility matures on February 9, 2027, plus two six-month extensions at our option, to February 9, 2028.
(2) Remainder of 2025.